Exhibit 10.1

AMENDMENT TO THE

EAGLE PHARMACEUTICALS, INC.

2007 INCENTIVE COMPENSATION PLAN

WHEREAS, the Board of Directors (the “Board”) of Eagle Pharmaceuticals, Inc. (the “Company”) previously approved and adopted the Eagle Pharmaceuticals, Inc. 2007 Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Compensation Committee of the Board, pursuant to its authority under the Eagle Pharmaceuticals, Inc. Charter of the Compensation Committee and under the Plan, determined that it is in the best interest of the Company to amend the Plan as set forth in this Amendment.

NOW, THEREFORE, the Plan is amended as follows:

1.                                      Section 8(a)(iv) of the Plan is hereby amended by deleting the phrase “Notwithstanding the foregoing or any provision in any Award Agreement to the contrary” set forth in the beginning of the first sentence of such Section and substituting the following therefor:

“Except as otherwise provided in an Award Agreement or to the extent otherwise determined by the Committee”

2.                                      All other terms and conditions of the Plan shall remain in full force and effect.

3.                                      Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

DATE APPROVED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:                                         December 15, 2015